Exhibit 99.1

RYLAND COMPLETES OFFERING OF $225 MILLION OF
1.625% CONVERTIBLE SENIOR NOTES

WESTLAKE VILLAGE, Calif.—(BUSINESS WIRE)— The Ryland Group, Inc. (NYSE: RYL) announced the completion of its offering and sale of $225 million aggregate principal amount of 1.625% Convertible Senior Notes due 2018. This amount includes the exercise in full by the underwriters of their option to purchase an additional $25 million aggregate principal amount of notes.

The notes will be the Company’s general unsecured senior obligations. The notes will pay interest semi-annually on May 15 and November 15, beginning on November 15, 2012, at a rate of 1.625% per year, and will mature on May 15, 2018. The notes will be guaranteed by substantially all of the Company’s direct and indirect wholly owned homebuilding subsidiaries. The notes will initially be convertible into shares of common stock at a conversion rate of 31.2168 shares of the Company’s common stock per $1,000 principal amount of notes, corresponding to an initial conversion price of approximately $32.03 per share of common stock.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include repayment or repurchase of outstanding indebtedness.

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC acted as the joint-book running managers, and UBS Securities LLC acted as co-manager. The notes were issued pursuant to an effective shelf registration statement that was previously filed by the Company with the Securities and Exchange Commission and became effective immediately upon filing.

The offering was made by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus may be obtained from Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by telephone at 1-800-831-9146 or by email at batprospectusdept@citigroup.com; J.P. Morgan Securities LLC at 1-212-834-4533 or by mail to Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Post-Sale Fulfillment; and UBS Securities LLC at (888) 827-7275 or by mail to 299 Park Avenue, New York, NY 10171, Attention Prospectus Department. An electronic copy of the prospectus supplement and accompanying prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

About The Ryland Group

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 295,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”

Safe Harbor Statement

Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent Ryland’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ryland’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others, risks associated with the offering of the notes, including whether such offering of the notes will be successful and on what terms it may be completed, the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and other factors over which the Company has little or no control.

The Ryland Group, Inc.
Gordon A. Milne
Executive Vice President, Chief Financial Officer
(805) 367-3720
gmilne@ryland.com